UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND VI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 7, 2021, Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”) began distributing a letter to shareholders in connection with the Fund’s 2021 Annual Meeting of Shareholders. Copies of the letter in English and Spanish can be found below.

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Puerto Rico Family of Funds

October 4, 2021

To Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc.:

At this year’s annual meeting, to be held virtually on October 28, 2021, at 2:00 pm, you will have an important decision to make about the future of your investment in the Fund. Your Board urges you to vote on the WHITE proxy card “FOR ALL” to elect the two current directors up for re-election and support the stability and continuity of the Fund. The current Board has a long history overseeing the Fund on behalf of shareholders and is committed to ensuring the Fund’s long-term viability, so that it continues to generate valuable dividend income for Puerto Rican residents like you.

The Fund’s Performance as of June 30, 2021

The Fund’s investment objective is to provide its shareholders with current income, while preserving capital. In fact, as noted in the table below, the Fund has distributed significant cumulative dividends to its shareholders since inception. The Fund has also delivered positive returns over the past one-, three- and five-year periods, as well as since inception.

The Board’s Oversight of the Fund’s Lifetime Performance

As a result of prudent investment management, overseen by its Board, the Fund has delivered positive cash returns over its lifetime, in spite of significant market challenges.

In fact, the Fund performed well from its inception through 2012. The crash of the Puerto Rico municipal bond market beginning in 2013 through the end of 2015 affected all investors in these markets, as reflected in the Fund’s returns during that period. However, under the Board’s leadership, the Fund continued to deliver monthly tax-advantaged income, conducting share repurchases to provide liquidity to selling shareholders while accreting value to those who held their investment.

Though the Puerto Rico bond markets have not yet fully recovered, the Fund has performed very strongly since the end 2015, as it has continued to provide its shareholders with consistent monthly income. Today, the Fund delivers a very compelling, tax-advantaged yield, that shareholders are unlikely to find elsewhere at a similar risk profile.

The Board believes the outlook for the Fund is positive. As the Puerto Rico bond market emerges, both the income and liquidity of the Fund can be expected to improve. At the current Board’s direction, the Fund continues to work tirelessly to maximize shareholder returns, including a registration with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, which may contribute to increased liquidity and reduced market discount to NAV, paving the way for further positive returns. The Board is keenly aware of the need for liquidity in the Fund shares and will continue to make this a strategic priority.

Your Fund’s Nominees

As members of the current Board, the Fund’s nominees for re-election at the Annual Meeting are highly qualified financial professionals with deep roots in Puerto Rico and a long-standing commitment to the Fund and its shareholders. They understand Puerto Rico’s financial markets:

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Luis M. Pellot has been the President of Pellot-González, Tax Attorneys & Counselors at Law, PSC, since 1989, and is active in the Puerto Rico business community as a member of the Puerto Rico Bar Association. He is a former member of the Puerto Rico Manufacturers Association, Puerto Rico Chamber of Commerce, Puerto Rico General Contractors Association, Puerto Rico Hotel & Tourism Association and Hispanic National Bar Association, and President of Tax Committee, Puerto Rico Chamber of Commerce from 1996 to 1997. He has been an Independent Director and member of the Audit Committee of the UBS Puerto Rico Family of Funds since 2002.

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Carlos Nido has been the President of Green Isle Capital LLC, a Puerto Rico Venture Capital Fund under Law 185 investing primarily in feature films and healthcare, since 2015. He is also President and Executive Producer of Piñolywood Studios LLC and serves as a member of the Board of B. Fernández & Hnos. Inc., the UBS Puerto Rico Family of Funds, Puerto Rico Ambulatory Surgery Center, and the San Jorge Children’s Foundation; Member of the Advisory

Puerto Rico Family of Funds

Board of Advent Morro Private Equity Funds. Mr. Nido was the Senior Vice President of Sales of El Nuevo Día, President of Del Mar Events, President and founder of Virtual, Inc. and Zona Networks and General Manager of Editorial Primera Hora from 1997 until 1999.

The Board urges shareholders to support the Fund’s continued positive momentum and plan for long-term stability and viability of the Fund as a source of current income for its shareholders by voting “FOR ALL” to elect these two nominees on the WHITE card.

If You Receive a Blue Proxy from Ocean Capital, Please Discard It

The Fund has received a notice from Ocean Capital, stating its intention to nominate director candidates and submit a proposal at the Annual Meeting.

Please note that Ocean Capital is an investment vehicle, affiliated with Georgia-based First Southern and led by First Southern’s founder William Heath Hawk. Ocean Capital apparently targets Puerto Rico bond funds with the goal of liquidating them and extracting short-term profits at the expense of funds’ long-term shareholders’ income and interests. In fact, Mr. Hawk and First Southern have a long history of “distressed bond investing,” facilitating the liquidation of Santander Puerto Rico’s bond funds.1 Notably, key executives associated with both Ocean Capital and First Southern appear to have moved to Puerto Rico in order avoid capital gains taxes pursuant to Puerto Rico’s Act 22, including Ben Eiler, as reported by the Associated Press2 and multiple outlets.

PLEASE VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD NOW

As your Board, we are honored to serve as your fiduciaries and ask that you continue to place your trust in us by voting FOR the Board’s nominees on the WHITE proxy card.

Very truly yours,

The Board of Directors of Puerto Rico Residents Tax-Free Fund VI, Inc.

If you have any questions, or need assistance voting your WHITE proxy card, please contact:

1 First Southern, LLC, First Puerto Rico Family of Funds, https://fssec.com/first-puerto-rico-family-of-funds/.

2 Danica Otto, As middle class flees, Puerto Rico tries luring rich people, Associated Press (Feb. 6, 2015), https://apnews.com/article/91114c2f7cf64516bbcc3c8f7af27adc.

Puerto Rico Family of Funds

Important Additional Information and Where to Find It

Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”) has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Fund’s stockholders for its 2021 annual meeting of stockholders. STOCKHOLDERS OF THE FUND ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents that the Fund files with the SEC at no charge at the SEC’s website at www.sec.gov. In addition, a stockholder who wishes to receive a copy of the Fund’s definitive proxy materials, without charge, should submit this request to: Banco Popular de Puerto Rico, Trust Division, at 209 Munoz Rivera Avenue, Popular Center North Building, 4th Floor, San Juan, Puerto Rico 00918.

Puerto Rico Family of Funds

4 de octubre de 2021

A los accionistas del Puerto Rico Residents Tax-Free Fund VI, Inc.:

En la reunión anual de accionistas de este año, que se llevará a cabo virtualmente el 28 de octubre de 2021 a las 2:00 p.m., usted tendrá una decisión importante que tomar sobre el futuro de su inversión en el Fondo. Su Junta de Directores lo exhorta a votar en la tarjeta de poder de votación (Proxy Card) BLANCA “POR TODOS” para reeligir a los dos directores actuales postulados para la reelección y para asegurar la estabilidad y continuidad del Fondo. Su Junta de Directores tiene una larga trayectoria supervisando el Fondo para el beneficio de sus accionistas y está comprometida con asegurar la viabilidad a largo plazo del Fondo, de modo que continúe generando ingresos de dividendos para los residentes puertorriqueños como usted.

Rendimiento del Fondo al 30 de junio de 2021

El objetivo de la inversión del Fondo es generar ingresos corrientes para sus accionistas, preservando al mismo tiempo el capital. De hecho, como se ve en la tabla abajo, el Fondo ha distribuido a sus accionistas una gran cantidad de dividendos acumulados desde su creación. El Fondo ha generado también rendimientos positivos en los períodos más recientes de uno, tres y cinco años, así como desde su creación.

La supervisión de la Junta de Directores y el rendimiento del Fondo por su vida operacional

Como resultado de la administración prudente y acertada de las inversiones, según supervisada por su Junta de Directores, el Fondo ha generado rendimientos positivos a lo largo de su vida operacional, a pesar de importantes retos del mercado.

De hecho, tuvo un desempeño bueno desde su creación hasta 2012. La caída del mercado de bonos municipales de Puerto Rico desde su inicio en 2013 hasta fines de 2015 afectó a todos los inversionistas en estos mercados, como se refleja en los rendimientos del Fondo durante este período. Sin embargo, bajo el liderazgo de la Junta de Directores, el Fondo continuó generando ingresos mensuales con beneficios contributivos y realizó recompras de acciones para proporcionar liquidez a los accionistas, mientras se acrecía el valor para los accionistas que mantuvieron su inversión.

Aunque los mercados de bonos de Puerto Rico aún no se han recuperado completamente, el Fondo ha tenido un rendimiento muy sólido desde finales de

2015 y ha continuado brindando a sus accionistas ingresos mensuales uniformes. Hoy en día, el Fondo ofrece tasas de rendimientos muy atractivas y con ventajas contributivas, las cuales es poco probable que los accionistas puedan encontrar en otro lugar a un perfil de riesgo similar.

La Junta de Directores considera que la perspectiva para el Fondo es positiva. A medida que se estabilizan los mercados de bonos de Puerto Rico, tanto los ingresos como la liquidez del Fondo se espera que mejore. Bajo la dirección actual de la Junta de Directores, el Fondo continúa trabajando incansablemente para maximizar los rendimientos de los accionistas, incluyendo el registrar el Fondo con el U.S. Securities and Exchange Comisión, en virtud de la Ley de Compañías de Inversión de 1940, que puede contribuir a una mayor liquidez y a un descuento del mercado más reducido al NAV, lo que prepara el terreno para obtener rendimientos positivos adicionales. La Junta de Directores es muy consciente de la necesidad de liquidez en el Fondo y continuará haciendo lo que esté a su alcance para lograr esta prioridad estratégica.

Los nominados para la Junta de Directores del Fondo

Como miembros de la Junta de Directores actual, los directores nominados para la reelección en la reunión anual de accionistas son profesionales financieros altamente calificados, con raíces profundas en Puerto Rico y un compromiso consolidado con el Fondo y con sus accionistas. Ellos entienden los mercados financieros de Puerto Rico:

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Luis M. Pellot ha sido presidente de Pellot-González, Tax Attorneys & Counselors at Law, PSC, desde 1989 y está activo en la comunidad empresarial de Puerto Rico como miembro del Colegio de Abogados de Puerto Rico, exmiembro de la Asociación de Industriales de Puerto Rico, Cámara de Comercio de Puerto Rico, Asociación de Contratistas Generales

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Puerto Rico Family of Funds

de América (Capítulo de Puerto Rico), Asociación de Hoteles y Turismo de Puerto Rico y Hispanic National Bar Association y presidente del Comité de Impuestos de la Cámara de Comercio de Puerto Rico de 1996 a 1997. Ha sido director independiente y miembro del Comité de Auditoría de la Familia de Fondos de UBS Puerto Rico desde 2002.

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Carlos Nido ha sido el presidente de Green Isle Capital LLC, un fondo de capital de riesgo de Puerto Rico en virtud de la Ley 185, que invierte principalmente en largometrajes y atención médica, desde 2015. También es presidente y productor ejecutivo de Piñolywood Studios LLC, se desempeña como miembro de la Junta de Directores de B. Fernández & Hnos. Inc., la Familia de Fondos de UBS Puerto Rico, Puerto Rico Ambulatory Surgery Center y San Jorge Children’s Foundation y miembro de la junta de consejo de Advent Morro Private Equity Funds. Anteriormente fue vicepresidente sénior de Ventas de El Nuevo Día, presidente de Del Mar Events, presidente y fundador de Virtual, Inc. y Zona Networks y gerente general de Primera Hora Editorial de 1997 a 1999.

La Junta de Directores insta a los accionistas a apoyar el momentum positivo y continuo del Fondo y asegurar la estabilidad y viabilidad a largo plazo del Fondo como fuente de ingresos corrientes para sus accionistas mediante la votación “POR TODOS” para reelegir a estos dos nominados en la tarjeta BLANCA.

Si recibe una tarjeta de poder de votación azul de Ocean Capital, descártela

El Fondo ha recibido un aviso de Ocean Capital, en el que se indicaba su intención de nominar a candidatos a director y presentar su propuesta en la reunión anual de accionistas. Hacemos hincapié en que Ocean Capital es un vehículo de inversión, afiliado a First Southern, con sede en Georgia y dirigida por su fundador William Heath Hawk. Ocean Capital ha puesto en su mirilla a las compañías de inversión puertorriqueñas que invierten en bonos de Puerto Rico, con el objetivo de liquidarlos y extraer ganancias a corto plazo, a expensas de los intereses a largo plazo de sus accionistas y los ingresos corrientes devengados por éstos. De hecho, el Sr. Hawk y First Southern tienen una larga historia de “inversión en bonos en dificultades” y facilitó la liquidación de compañías de inversión puertorriqueñas manejadas por Santander Puerto Rico.1 Notablemente, los ejecutivos principales asociados tanto con Ocean Capital como con First Southern, como lo es Ben Eiler, parecen haberse mudado a Puerto Rico para evitar pagar impuestos sobre las ganancias de capital, de conformidad con la Ley 22 de Puerto Rico, según lo informó Associated Press y múltiples medios informativos.2

VOTE “POR” LOS NOMINADOS DE LA JUNTA DE DIRECTORES EN LA TARJETA DE PODER DE VOTACIÓN BLANCA AHORA

Como su Junta de Directores, nos sentimos honrados de servir como sus fiduciarios y le pedimos que continúe depositando su confianza en nosotros votando POR los nominados de la Junta de Directores en la tarjeta de poder de votación BLANCA.

Muy atentamente,

La Junta de Directores del Puerto Rico Residents Tax-Free Fund VI, Inc.

1 First Southern, LLC, First Puerto Rico Family of Funds, https://fssec.com/first-puerto-rico-family-of-funds/.

2 Danica Otto, As middle class flees, Puerto Rico tries luring rich people, Associated Press (Feb. 6, 2015), https://apnews.com/article/91114c2f7cf64516bbcc3c8f7af27adc.

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Puerto Rico Family of Funds

Si tiene alguna pregunta o necesita ayuda para votar su TARJETA DE PODER DE VOTACIÓN BLANCA, por favor comunĺquese con:

Important Additional Information and Where to Find It

Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”) has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Fund’s stockholders for its 2021 annual meeting of stockholders. STOCKHOLDERS OF THE FUND ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents that the Fund files with the SEC at no charge at the SEC’s website at www.sec.gov. In addition, a stockholder who wishes to receive a copy of the Fund’s definitive proxy materials, without charge, should submit this request to: Banco Popular de Puerto Rico, Trust Division, at 209 Munoz Rivera Avenue, Popular Center North Building, 4th Floor, San Juan, Puerto Rico 00918.

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